Exhibit 99.1

SWISHER HYGIENE ADDS RICHARD HANDLEY TO BOARD OF DIRECTORS

CHARLOTTE, NC – December 27, 2012 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, announced today that its Board of Directors has increased the size of the Board from eight members to nine and that Richard L. Handley has been appointed to the Board of Directors, effective December 21, 2012.

Mr. Handley, 65, has served as the Senior Vice President, Secretary and General Counsel of Huizenga Holdings Inc. since May 1997. From May 1997 to December 2004, Mr. Handley also served as Senior Vice President, Secretary, and General Counsel of Boca Resorts, Inc. Prior to that, he served from October 1995 to May 1997 as Senior Vice President and General Counsel of AutoNation Inc. and its predecessor, Republic Industries Inc. Mr. Handley previously served as a director of Swisher International Inc. (the predecessor of Swisher Hygiene) from 2004 to 2010. He earned a BA from the University of California, Berkeley, a JD from the University of Utah College of Law, and an LLM from Georgetown University.

“The Board of Directors believes Rich’s extensive public company experience makes him an excellent addition to the Board as the company works to regain compliance and continues to execute its business strategy,” said H. Wayne Huizenga, Chairman of Swisher Hygiene.

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this press release, which may prove to be incorrect, include but are not limited to, the various assumptions set forth herein. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. This broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224